FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2008

FirstFed Financial Corp.
(Exact name of registrant as specified in its charter)

                                                                                           Delaware                            1-9566                                    95-4087449
                                                                                (State of Incorporation)   (Commission File No.)   (IRS Employer Identification No.)

                                                                                                         401 Wilshire Boulevard, Santa Monica, California         90401-1490
                                                                                 (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:       (310) 319-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Total number of pages is 5

Index to Exhibits is on Page 3

ITEM 7.01.  Regulation FD Disclosure.

     The Registrant hereby incorporates by reference into this Item. 7 the summary monthly financial data as of and for the period ended January 31, 2008 attached as Exhibit 99.1, which is being furnished in accordance with Rule 101(e)(1) under Regulation FD.

     A discussion of the factors that could impact the Bank's loan portfolio in general, and the Registrant's overall business and financial performance, can be found in the Registrant's reports filed with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions and changes therein, competition, consumer preferences and various other matters beyond the Registrant's control. Given these concerns, investors and analysts should not place undue reliance on the enclosed information. These reports speak only as of their stated date and period of time, and the Registrant undertakes no obligation to publicly update or revise the reports, although it may do so from time to time as management of the Registrant believes is warranted.

ITEM 9.01.  Financial Statements and Exhibits.

     (d)    Exhibits

              99.1           Monthly Financial Data as of and for the period ended January 31, 2008 (Unconsolidated)

S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRSTFED FINANCIAL CORP.

Dated: February 21, 2008                                                                                                                        By: /s/ Douglas J. Goddard
Douglas J. Goddard
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit                                                                                                                                                                                                                                       Page

  99.1           Monthly Financial Data as of and for the period ended January 31, 2008                                                                                                    4-5

EXHIBIT 99.1

First Federal Bank of California MONTHLY REPORT OF OPERATIONS Unconsolidated Financial Highlights Unaudited (Dollars in thousands)

	As of, for the month ended January 31, 2008	As of, for the month ended December 31, 2007	As of, for the month ended January 31, 2007

Cash and investment Securities	$399,003	$370,762	$386,135
Total mortgage-backed Securities	$46,045	$46,435	$55,409
Total assets	$7,219,549	$7,223,035	$8,963,726

LOANS:
Total loans	$6,485,998	$6,518,214	$8,298,791

Loans funded:
Single-family loans	$26,430	$33,393	$84,895
Multi-family loans	63,332	74,539	7,280
Commercial & industrial real estate loans	750	9,935	-
Other loans	3,130	477	36
Total loans funded:	$93,642	$118,344	$92,211
Loans originated for third parties:	3,354	-	15,622
Total loans originated:	$96,996	$118,344	$107,833

Percentage of ARMs originated:	43%	37%	47%

Loan repayments:
Single-family loans	$98,876	$130,003	$209,718
Multi-family & commercial real estate loans	24,684	25,796	38,874
Other loans	4,461	3,527	4,955
	$128,021	$159,326	$253,547

Loans sold	$360	$-	$52,559
Percentage of adjustable rate loans to the total portfolio	89.13%	90.17%	97.07%
Non-performing assets to total assets ratio	3.94%	2.79%	0.33%

BORROWINGS:
Federal Home Loan Bank advances	$2,031,000	$2,084,000	$1,563,000
Reverse repurchase agreements	$120,000	$120,000	$947,448

DEPOSITS:
Retail deposits	$3,103,789	$3,107,490	$2,884,437
Wholesale deposits	1,104,334	1,061,458	2,630,092
	$4,208,123	$4,168,948	$5,514,529
Net increase (decrease)	$39,175	$(91,467)	$(387,589)

AVERAGE INTEREST RATES (CONSOLIDATED):

	As of, for the month ended January 31, 2008	As of, for the month ended December 31, 2007	As of, for the month ended January 31, 2007
Yield on loans	7.21%	7.52%	7.89%
Yield on investments	5.47%	5.42%	5.41%
Yield on earning assets	7.09%	7.38%	7.73%
Cost of deposits	4.11%	4.17%	4.55%
Cost of borrowings	4.85%	4.93%	5.39%
Cost of money	4.37%	4.44%	4.81%
Earnings spread	2.72%	2.94%	2.92%
Effective net spread	2.79%	3.12%	3.12%